BYLAWS OF
                         ATLANTIC CAPITAL VENTURES, INC.
                              A NEVADA CORPORATION

                                    ARTICLE I
                                    OFFICES

Section 1.01 Registered Office and Agent. The name of the registered agent and the location of the registered office of the Corporation in the State of Nevada shall be Resident Agents of Nevada, Inc. 711 S. Carson St. Carson City, NV 89701, and such information shall be filed in the appropriate office of the State of Nevada pursuant to applicable provisions of law.

Section 1.02 Corporate Offices. The Corporation may have such corporate offices within and outside the State of Nevada as the board of directors from time to time may direct or the Corporation may require. The principal office of the Corporation may be fixed and so designated from time to time by the board of directors, but the location or residence of the Corporation in Nevada shall be deemed for all purposes to be in the county in which its principal office in Nevada is maintained. The location of the principal office of the Corporation shall be 1212 Drumbarton Ct Columbus OH 43235.

Section 1.03 Records. The Corporation shall keep correct and complete books and records of account, minutes of proceedings of its shareholders and board of directors, and such other or additional records as may be required by law. The Corporation shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, either within or outside Nevada, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of the shares held by each.


                                   ARTICLE II
                             SHAREHOLDERS' MEETINGS

Section 2.01 Place of Meeting. All meetings of the shareholders shall be held at the principal office of the Corporation, unless the board of directors designates some other place either within or outside the State of Nevada. Unless specifically prohibited by law any meeting may be held at any place and at any time and for any purpose if consented to in writing by all of the shareholders entitled to vote at such meeting.

Section 2.02 Annual Meetings. An annual meeting of the shareholders shall be held on the 1st day of August of each year, unless notified of an alternate date in accordance with the provisions of these bylaws, at 3:00 p.m. for the purpose of electing directors and for the transaction of such other business as may properly come before it. If such day is a legal holiday, the meeting shall be on the next business day.

Section 2.03 Special Meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the president, secretary or by the board of directors, and shall be called by the president at the request of holders of not less than 10% of all the outstanding shares of the Corporation entitled to vote at the meeting. No business other than that specified in the notice of the meeting shall be transacted at any such special meeting.

Section 2.04 Notice of Meetings. Written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose for which the meeting is called, shall be delivered not less than ten days nor more than fifty days before the date of the meeting, either personally or by mail, by or at the direction of the board of directors, the president, the secretary, or the officer or person calling the meeting to each shareholder of record entitled to vote at such meeting; except that, if the authorized shares are to be increased at least thirty days' notice shall be given.

Section 2.05 Fixing Record Date and Closing Transfer Books. The board of directors may fix a date not less than ten nor more than fifty days prior to any meeting as the record date for the purpose of determining shareholders entitled to notice of and to vote at such meetings, of the shareholders. The transfer books may be closed by the board of directors for a stated period not to exceed fifty days for the purpose of determining shareholders entitled to receive payment of any dividend or in order to make a determination of shareholders for any other purpose. In the absence of any action by the board of directors, the date upon which the board of directors adopts the resolution declaring the dividend shall be the record date.

Section 2.06 Voting Lists. The officers or agent having charge of the stock transfer books for shares of the corporation shall make, at least ten days before each meeting of the shareholders, a complete record of the shareholders entitled to vote at the meeting or any adjournment thereof, arranged in alphabetical order with the address of, and the number of shares held by each. The record, for a period of ten days before such meeting, shall be kept on file at the principal office of the Corporation whether within or outside the State of Nevada, and shall be subject to inspection by any shareholder for any purpose germane to the meeting at any time during normal business hours. Such record shall also be produced and kept open at the time and place of any purpose germane to the meeting during the whole time of the meeting. The original stock transfer book shall be prima facie evidence as to the shareholders who are entitled to examine the record or transfer books or to vote any meeting of shareholders.

Section 2.07 Quorum. The holders of a majority of the shares who are entitled to vote at a shareholders meeting and who are present in person or by proxy shall be necessary for and shall constitute a quorum for the transaction of business at such meetings, except as otherwise provided by statute, by the Articles of Incorporation or these Bylaws. If a quorum is not present or represented at a meeting of the shareholders, those present in person or represented by proxy shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. At an adjourned meeting where a quorum is present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

Section 2.08 Majority Vote; Withdrawal of Quorum. When a quorum is present at a meeting, the vote of the holders of a majority of the issued and outstanding shares having voting power, present in person or represented by proxy, shall decide any question brought before the meeting, unless the question is one which, by express provision of the statutes, the Articles of Incorporation or these Bylaws, requires a higher vote in which case the express provision shall govern. The shareholders present at a duly constituted meeting may continue to transact business until adjournment, despite the withdrawal of enough shareholders holding, in the aggregate, issued and outstanding shares having voting power to leave less than a quorum.

Section 2.09 Proxies. At all meetings of shareholders, a shareholder may vote in person or by proxy executed in writing by the shareholder or by his or her duly authorized attorney in fact. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided by the proxy. Each proxy shall be filed with the secretary of the Corporation before or at the time of the meeting.

Section 2.10 Voting. Each issued and outstanding share is entitled to its respective vote and each fractional share is entitled to a corresponding fractional vote on each matter submitted to a vote at a meeting of shareholders. The vote of a majority of the shares voting on any matter at a meeting of shareholders at which a quorum is present shall be the act of the shareholders on that matter, unless the vote of a greater number is required by law, the Articles of Incorporation, or these Bylaws. Voting on all matters except the election of directors shall be by voice or by show of hands, unless the holders of one-tenth of the shares represented at the meeting shall, prior to the voting on any matter, demand a ballot vote on that particular matter.

          (A) Neither treasury shares nor shares held by another Corporation if the majority of the shares entitled to vote for the election of directors of such other Corporation is held by the Corporation shall be voted at any meeting or counted in determining the total number of issued and outstanding shares at any given time.

          (B) Shares standing in the name of another Corporation, domestic or foreign, may be voted by such officer, agent or proxy as the Bylaws of that Corporation may prescribe, or, in the absence of such provision, as the board of directors of that Corporation may determine.

          (C) Shares held by an administrator, executor, guardian, or conservator may be voted by him or her, either in person or by proxy, without the transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him or her, either in person or by proxy, but no trustee shall be entitled to vote shares held by him or her without a transfer of the shares into his or her name.

          (D) Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer into his or her name if authority to do so is contained in an appropriate order of the court by which the receiver was appointed.

          (E) A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares transferred.

          (F) Redeemable shares which have been called for redemption shall not be entitled to vote on any matter and shall not be deemed issued and outstanding shares on and after the date on which written notice of redemption has been mailed to shareholders and a sum sufficient to redeem such shares has been deposited with a bank or trust corporation with irrevocable instruction and authority to pay the redemption price to the holders of the shares upon surrender of their certificates.

Section 2.11 Action Without Meeting. Any action required by statute to be taken at a meeting of the shareholders, or any action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the holders entitled to vote with respect to the subject matter thereof and such consent shall have the same force and effect as a unanimous vote of the shareholders. The consent may be in more than one counterpart so long as each shareholder signs one of the counterparts. The signed consent, or a signed copy shall be placed in the minutes book.

Section 2.12 Telephone and Similar Meetings. Shareholders may participate in and hold a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in such a meeting shall constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

Section 2.13 Order of Business at Meetings. The order of business at annual meetings and so far as practicable at other meetings of shareholders shall be as follows unless changed by the board of directors: (a) call to order; (b) proof of due notice of meeting; (c) determination of quorum and examination of proxies; (d) announcement of availability of voting lists; (e) announcement of distribution of annual statement; (f) reading and disposing of minutes of last meeting of shareholders; (g) reports of officers and committees; (h) reports of directors; (1) opening of polls for voting; (m) recess; (n) reconvening, closing of polls; (o) report of voting inspectors; (p) other business; and (q) adjournment.


                                  ARTICLE III[
                               BOARD OF DIRECTORS

Section 3.01 General Powers. The business and affairs of the Corporation shall be managed by its board of directors. The directors shall in all cases act as a board of directors, and they may adopt such rules and regulations for the conduct of their meetings and the management of the Corporation as they deem proper. Such rules and regulations may not be inconsistent with these Bylaws, the Articles of Incorporation, and the laws of Nevada.

Section 3.02 Number, Tenure and Qualifications. The number of directors constituting the board of directors of this Corporation is four. The number of directors of this Corporation shall not be less than three; except that there need by only as many directors as there are shareholders in the event that the issued and outstanding shares are held of record by fewer than three shareholders. A director shall be elected by the shareholders to serve until the next annual meeting of shareholders, or until his or her death, or resignation and his or her successor is elected. A director must be at least eighteen years of age but need not be a shareholder in the Corporation nor a resident of the State of Nevada.

Section 3.03 Change in Number. The number of directors may be increased or decreased from time to time by amendment to these Bylaws but no decrease shall have the effect of shortening the term of any incumbent director. Any directorship to be filled by reason of an increase in the number of directors shall be filled by election at an annual meeting or at a special meeting of shareholders called for that purpose.

Section 3.04 Election of Directors. The directors shall be elected at the annual meeting of shareholders and those persons who receive the highest number of votes shall be deemed to have been elected. Election of directors shall be by ballot.

Section 3.05 Cumulative Voting. Directors shall be elected by majority vote. Cumulative voting shall not be permitted.

Section 3.06 Removal of Directors. A meeting called expressly for the purpose of removing a director, the entire board of directors or any lessor number may be removed, with or without cause, by a vote of the holders of the majority of the shares then entitled to vote at an election of directors. If any directors are so removed, new directors may be elected at the same meeting.

Section 3.07 Resignation. Subject to Section 3.02, a director may resign at any time by giving written notice to the board of directors, the president, or the secretary of the Corporation and unless otherwise specified in the notice, the resignation shall take effect upon receipt thereof by the board of directors or such officer, and the acceptance of the resignation shall not be necessary to make it effective.

Section 3,08 Vacancies. A vacancy occurring in the board of directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the board of directors remains. A director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office. Any directorship to be filled by reason of an increase in the number of directors shall be filled by election at an annual meeting of shareholders or at a special meeting of the shareholders called for that purpose. A director chosen to fill a position resulting from an increase in the number of directors shall holder office until his or her successor(s) shall have been qualified.

Section 3.09 Compensation. By resolution of the board of directors, compensation may be paid to directors for their services. Also by resolution of the board of directors, a fixed sum and expenses for actual attendance at each regular or special meeting of the board of directors may also be paid. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefore. Members of the executive committee or of special or standing committees may, by resolution of the board of directors, be allowed like compensation for attending committee meetings.

Section 3.10 First Meeting. The first meeting of a newly elected board shall be held without further notice immediately following the annual meeting of shareholders, and it shall be at the same place, unless by unanimous consent of the directors then electing and serving, the time or place is changed.

Section 3.11 Regular Meetings. Regular meetings of the board of directors may be held without notice at such time and place as shall from time to time be determined by the board of directors.

Section 3.12 Special Meetings. Special meetings of the board of directors may be called by the president on three days notice to each director, either personally or by mail or by telegram. Special meetings shall be called in like manner and on like notice on the written request of two directors. Except as otherwise expressly provided by statute, the Articles of Incorporation or these Bylaws, neither the business to be transacted at, nor the purpose of, any special meeting need be specified in a notice or waiver of notice.

Section 3.13 Quorum; Majority Vote. At meetings of the board of directors a majority of the number of directors fixed by these Bylaws shall constitute a quorum for the transaction of business. The act of a majority of the directors present at a meeting at which quorum is not present at a meeting of the board of directors, the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting until, a quorum is present.

Section 3.14 Procedure. The board of directors shall keep regular minutes of its proceedings. The minutes shall be placed in the minutes book of the Corporation.

Section 3.15 Action Without Meeting. Any action required or permitted to be taken at a meeting of the board of directors may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all members of the board of directors. Such consent shall have the same force and effect as a unanimous vote at a meeting. The signed consent, or a signed copy, shall be placed in the minutes book. The consent may be in more than one counterpart so long as each director signs one of the counterparts.

Section 3.16 Telephone and Similar Meetings. Directors may participate in and hold a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in such a meeting shall constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

Section 3.17 Interested Directors and Officers.

          (A) No contract or transaction between the Corporation and one or more of its directors or officers, or any other corporation, firm, association, partnership or entity in which one or more of its directors or officers are directors or officers or are financially interested shall be either void or voidable solely because of such relationship or interest or solely because such directors or officers are present at the meeting of the board of directors or a committee thereof which authorizes, approves, or ratifies such contract or transaction or solely because their votes are counted for such purposes if

               (1) the fact of the common directorship or financial interest is disclosed to or known by the board of directors or committee and noted in the minutes, and the board or committee which authorizes, approves, or ratifies the contract or transaction by a vote sufficient for the purpose without counting the votes or consents of such interested directors; or

               (2) the material facts of such relationship or financial interest is disclosed to or known by the shareholders entitled to vote thereon and they authorize, approve or ratify such contract or transaction in good faith by a majority vote or written consent of shareholders holding a majority of the shares the votes of the common or interested directors or officers shall be counted in any such vote of shareholders; or

               (3) the contract or transaction is fair and reasonable to the Corporation.

          (B) Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or a committee thereof which authorizes, approves or ratifies such contract or transaction.


                                   ARTICLE IV
                               EXECUTIVE COMMITTEE

Section 4.01 Designation. The board of directors may from time to time, by resolution adopted by a majority of the whole board, designate an executive committee.

Section 4.02 Number; Qualification and Term. The executive committee shall consist of one or more directors, one of whom shall be the president of the executive committee. The executive committee shall serve at the pleasure of the board of directors.

Section 4.03 Authority. The executive committee, to the extent provided in such resolution, shall have and may exercise all of the authority of the board of directors in the management of the business and affairs of the Corporation, including authority over the use of the corporate seal. However, the executive committee shall not have the authority of the board of directors in reference to: (a) amending the Articles of Incorporation; (b) approving a plan of merger or consolidation; (c) recommending to the shareholders the sale, lease or exchange of all or substantially all of the property and assets for the corporation other than in the usual and regular course of its business; (d) recommending to the shareholders a voluntary dissolution of the Corporation or a revocation thereof; (e) amending, altering, or repealing these Bylaws or adopting new Bylaws; (f) filling vacancies in or removing members of the board of directors or of any committee appointed by the board of directors; (g) electing or removing officers or members of any such committee; (h) fixing the compensation of any member of such committee; (i) altering or repealing any resolution of the board of directors which by its terms provides that it shall not be so amendable or repealable; (i) declaring a dividend; or (k) authorizing the issuance of shares of the Corporation.

Section 4.04 Change in Number. The number of executive committee members may be increased or decreased from time to time by resolution adopted by a majority of the board of directors.

Section 4.05 Removal. Any member of the executive committee may be removed by the board of directors by the affirmative vote of the majority of the board of directors, whenever in its judgment the best interests of the Corporation will be served thereby.

Section 4.06 Vacancies. A vacancy occurring in the executive committee (by death, resignation, removal or otherwise) may be filled by the board of directors in the manner providing for original designation in Bylaw Section 4.01.

Section 4.07 Resignation. A committee member may resign by giving written notice to the board of directors, the president or the secretary of the Corporation. The resignation shall take effect at the time specified in it, or immediately if no time is specified. Unless it specifies otherwise, a resignation takes effect without being accepted.

Section 4.08 Meetings. Time, place and notice (if any) of executive committee meetings shall be determined by the executive committee.

Section 4.09 Quorum; Majority Vote. At meetings of the executive committee, a majority of the number of members designated by the board of directors shall constitute a quorum for the transaction of business. The act of a majority of the members present at any meeting at which a quorum is present shall be the act of the executive committee, except as otherwise specifically provided by statute, the Articles of Incorporation or these Bylaws. If a quorum is not present at a meeting of the executive committee, the members present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present.

Section 4.10 Compensation. By resolution of the board of directors, compensation may be paid to members of the executive committee for their services. Also by resolution of the board of directors, a fixed sum and expenses for actual attendance at each regular or special meeting of the executive committee may also be paid.

Section 4.11 Procedure. The executive committee shall keep regular minutes of its proceedings and report the same to the board of directors when required. The minutes of the proceedings of the executive committee shall be placed in the minutes book of the Corporation.

Section 4.12 Action Without Meeting. Any action required or permitted to be taken at a meeting of the executive committee may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the executive committee. Such consent shall have the same force and effect as a unanimous vote at a meeting. The signed consent, or a signed copy, shall be placed in the minutes book.

Section 4.13 Telephone and Similar Meetings. Members of the executive committee may participate in and hold a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in such a meeting shall constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

Section 4.14 Responsibility. The designation of an executive committee and the delegation of authority to it shall not operate to relieve the board of directors, or any member thereof; of any responsibility imposed upon it, him or her by law.

                                    ARTICLE V
                                     NOTICE

Section 5.01 Method. Whenever by statute, the Articles of Incorporation, these Bylaws or otherwise, notice is required to be given to a shareholder, director or committee member, and no provision is made as to how the notice shall be given, it shall not be construed to mean personal notice, but any such notice may be given: (a) in writing, by United States mail, certified, return receipt requested, postage prepaid, addressed to the shareholder, director or committee member at the address appearing on the books of the Corporation; or (b) in any other method permitted by law. Any notice required or permitted to be given by mail shall be deemed given at the time when the same is deposited in the United States mails.

Section 5.02 Waiver. Whenever by statute, the Articles of Incorporation or these Bylaws, notice is required to be given to a shareholder, committee member or director, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated in such notice, shall be equivalent to the giving of such notice. Attendance at a meeting shall constitute a waiver of notice of such meeting, except where a person attends for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.


                                   ARTICLE VI
                               OFFICERS AND AGENTS

Section 6.01 Number,  Qualification;  Election;  Term.

          (A)  The Corporation shall have:

               (1) a president, a vice president, a secretary and a treasurer, and

               (2) such other officers (including a chairman of the board of directors and additional Vice Presidents) and assistant officers and agents as the board of directors may deem necessary.

          (B) No officer or agent need be a shareholder, a director or a resident of the state of incorporation,

          (C) Officers named in Bylaw Section 6.01(A)(1) shall be elected by the board of directors on the expiration of an officer's term or whenever a vacancy exists. Officers and agents named in Bylaw Section 601(A)(2) may be elected by the Board of Directors at any meeting.

          (D) Unless otherwise specified by the board of directors at the time of election or appointment, or in an employment contract approved by the board of directors, each officer's and agent's term shall end at the first meeting of directors held after each annual meeting of the shareholders. He shall serve until the end of his or her term, or if earlier, until his or her death, resignation or removal.

          (E) Any two or more offices may be held by the same person, except that the president and the secretary shall not be the same person.

Section 6.02 Election and Term of Office. The officers of the Corporation shall be elected annually by the board of directors at the first meeting of the board of directors held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as convenient. Each officer shall hold office until his or her successor shall have been duly elected and shall have qualified or until his or her death or until he or she shall resign or shall have been removed in the manner hereinafter provided.

Section 6.03 Resignation. Any officer may resign at any time by delivering a written resignation either to the board of directors, the president or the secretary of the Corporation. The resignation shall take effect at the time specified therein or immediately if no time is specified. Unless it specifies otherwise, a resignation takes effect without being accepted.

Section 6.04 Removal. Any officer or agent elected or appointed by the board of directors may be removed by the board of directors, whenever, in its judgment, the best interest of the Corporation will be served thereby, but such removal shall be without prejudice to the contractual rights, if any, of the person so removed.

Section 6.05 Vacancies. A vacancy in any office because of death, resignation, removal, disqualification, creation of a new office, or otherwise, may be filled by the board of directors for the unexpired portion of the term.

Section 6.06 Salaries and Compensation. The salaries or other compensation of the officers of the Corporation shall be fixed from time to time by the board of directors, except that the board of directors may delegate to any person or group of persons the duty of fixing salaries or other compensation by reason of the fact that he or she is also a director of the Corporation

Section 6.07 Surety Bonds. In the event the board of directors shall so require, any officer or agent of the Corporation shall execute to the Corporation a bond in such sums and with such surety or sureties as the board of directors may direct, conditioned upon the faithful performance of his or her duties to the Corporation, including responsibility for negligence and for the accounting for all property, monies, or securities of the Corporation which may come into his or her hands.

Section 6.08 President.

          (A) The president shall be the chief executive and administrative officer of the Corporation.

          (B) The president shall preside at all meetings of the shareholders, and, in the absence of the chairman of the board of directors, at meetings of the board of directors.

          (C) The president shall exercise such duties as customarily pertain to the office of the president and shall have general and active supervision over the property, business and affairs of the Corporation and over its several officers.

          (D) The president may appoint officers, agents, or employees other than those appointed by the board of directors.

          (E) The president may sign, execute and deliver in the name of the Corporation powers of attorney, contracts, bonds and other obligations, and shall perform such other duties as may be prescribed from time to time by the board of directors or by the Bylaws.

Section 6.09 Vice President. The vice president(s) in the order of their seniority, unless otherwise determined by the board of directors, shall, in the absence or disability of the president, perform the duties and have the authority and exercise the powers of the president. They shall perform such other duties and have such other authority and powers as the board of directors may from time to time prescribe or as the president may from time to time delegate.

Section 6.10 Secretary.

          (A) The secretary shall keep the minutes of all meetings of the shareholders and of the board of directors and, to the extent ordered by the board of directors or the president, the minutes of meetings of all committees.

          (B) The secretary shall cause notice to be given of meetings of shareholders, of the board of directors, and of any committee appointed by the board of directors.

          (C) The secretary shall have custody of the corporate seal and general charge of the records, documents and papers of the Corporation not pertaining to the performance of the duties vested in other officers, which shall at all reasonable times be open to the examination of any director.

          (D) The secretary may sign or execute contracts with the president in the name of the Corporation and affix the seal of the Corporation thereto.

          (E) The secretary shall perform such other duties as may be prescribed from time to time by the board of directors or the Bylaws.

Section 6.11 Assistant Secretary. The assistant secretaries in the order of their seniority, unless otherwise determined by the board of directors, shall, in the absence or disability of the secretary, perform the duties and have the authority and exercise the powers of the secretary. They shall perform other duties and have such other powers as the board of directors may from time to time prescribe or as the president may from time to time delegate.

Section 6.12 Treasurer.

          (A) The treasurer shall have general custody of the collection and disbursements of funds of the Corporation.

          (B) The treasurer shall endorse on behalf of the Corporation for collection, checks, notes and other obligations, and shall deposit the same to the credit of the Corporation in such bank or banks or depositories as the board of directors may direct.

          (C) The treasurer may sign, for the president and other persons as may be designated for the purpose by the board of directors, all bills of exchange or promissory notes of the Corporation.

          (D) The treasurer shall enter or cause to be entered regularly in the books of the Corporation a full and accurate account of all monies received and paid by him or her on account of the Corporation; shall at all times exhibit his or her books and accounts to any director of the Corporation upon application at the office of the Corporation during business hours; and, whenever required by the board of directors or the president, shall render statements of his or her accounts. The treasurer shall perform such other duties as may be prescribed from time to time by the board of directors or by the Bylaws.

          (E) If the board of directors require, the treasurer shall give bond for the faithful performance of his or her duties in such sum and with or without such surety as shall be approved by the board of directors.

Section 6.13 Assistant Treasurer. The assistant treasurers in the order of their seniority, unless otherwise determined by the board of directors, shall, in the absence or disability of the treasurer, perform the duties and have the authority and exercise the powers of the treasurer. They shall perform such other duties and have such other powers as the board of directors may from time to time prescribe or the president may from time to time delegate.

Section 6.14 Registered Agent. The Registered Agent shall serve as the agent of the Corporation for purposes of receiving service of process or any demand or notice authorized by law to be served on the Corporation.

Section 6.15 Other Officers. Other officers shall perform such duties and have such powers as may be assigned to them by the board of directors or the president.

Section 6.16 Delegation of Duties. If any officer of the Corporation is absent or unable to act for any other reason the board of directors may deem sufficient, the board of directors may delegate, for a period of time, some or all of the functions, duties, powers and responsibilities of any officer to any other officer, agent or employee of the Corporation or other responsible person, provided a majority of the whole board of directors concurs therein.


                                   ARTICLE VII
                      CONTRACTS, LOANS, DEPOSITS AND CHECKS

Section 7.01 Contracts. The board of directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation and such authority may be general or confined to specific instances.

Section 7.02 Loans. No loans or advances shall be contracted on behalf of the Corporation; on negotiable paper or other evidence of its obligation under any loan or advance shall be issued in its name, and no property of the Corporation shall be mortgaged, pledged, hypothecated, or transferred as security for the payment of any loan, advance, indebtedness or liability of the Corporation unless and except as authorized by the board of directors. Any such authorization may be general or confined to specific instances.

Section 7.03 Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the board of directors may select, or as may be selected by an officer or agent authorized to do so by the board of directors.

Section 7.04 Checks and Drafts. All notes, drafts, acceptances, checks, endorsements, and evidences of indebtedness of the Corporation shall be signed by such officer or officers, or such agent or agents of the Corporation and in such manner as the board of directors from time to time may determine.


                                  ARTICLE VIII
                                  CAPITAL STOCK

Section 8.01 Certificates. Certificates representing shares of the Corporation shall be issued, in such form as the board of directors shall determine, to every shareholder for the fully paid shares owned by him. These certificates shall be signed by the. president and the secretary. They shall be consecutively numbered or otherwise identified; and the name and address of the person to whom they are issued, with the number of shares and the date of issue, shall be entered on the stock transfer books of the Corporation.

Section 8.02 Issuance. Shares (both treasury and authorized but unissued) may be issued for such consideration (not less than par value) and to such persons as the board of directors may determine from time to time. Shares may not be issued until the full amount of the consideration, fixed as provided by law, has been paid.

Section 8.03 Payment of Shares.

          (A) The consideration for the issuance of shares shall consist of money paid, labor done (including the services actually performed for the Corporation) or property (tangible or intangible) actually received. Neither promissory notes nor the promise of future services shall constitute payment for shares.

          (B) In the absence of fraud in the transaction, the judgment of the board of directors as to the value of consideration received shall be conclusive.

          (C) When consideration, fixed as provided by law, has been paid, the shares shall be deemed to have been issued and shall be considered fully paid and nonassessable.

          (D) The consideration received for shares shall be allocated by the board of directors, in accordance with law, between stated capital and capital surplus accounts.

Section 8.04 Subscriptions. Unless otherwise provided in the subscription agreement, subscriptions for shares, whether made before or after organization of the Corporation, shall be paid in full at such time or in such installments and at such times as shall be determined by the board of directors. Any call made by the board of directors for payment of subscriptions shall be uniform as to all shares of the same series. In case of default in the payment on any installment or call when payment is due, the Corporation may proceed to collect the amount due in the same manner as any debt due the Corporation.

Section 8.05 Lien. For any indebtedness of a shareholder to the Corporation, the Corporation shall have a first and prior lien on all shares of its stock owned by him or her and on all dividends or other distributions declared thereon.

Section 8.06 Lost, Stolen or Destroyed Certificates. The Corporation shall issue a new certificate in place of any certificate for shares previously issued if the registered owner of the certificate: (a) makes proof in affidavit form that it has been lost, destroyed or wrongfully taken; (b) requests the issuance of a new certificate before the Corporation has notice that the certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim; (c) gives a bond in such form, and with such surety or sureties, with fixed or open penalty, as the Corporation may direct, to indemnify the Corporation (and its transfer agent and registrar, if any) against any claim that may be made on account of the alleged loss, destruction or theft of the certificate; and (d) satisfies any other reasonable requirements imposed by the Corporation. When a certificate has been lost, apparently destroyed or wrongfully taken, and the holder of record fails to notify the Corporation within a reasonable time after he or she has notice of it, and the Corporation registers a transfer of the shares represented by the certificate before receiving such notification, the holder of record is precluded from making any claim against the Corporation for the transfer or for a new certificate.

Section 8.07 Registration of Transfer. The Corporation shall register the transfer of a certificate for shares presented to it for transfer if (a) the certificate is properly endorsed by the registered owner or by his or her duly authorized attorney; (b) the signature of such person has been notarized and reasonable assurance is given that such endorsements are effective; (c) the Corporation has no notice of an adverse claim or has discharged any duty to inquire into such a claim; (d) any applicable law relating to the collection of taxes has been complied with; and (e) there is an opinion of counsel satisfactory to counsel of the Corporation that such transfer is made in accordance with all federal and state securities regulations.

Section 8.08 Registered Owner. Prior to due presentment for registration of transfer of a certificate for shares, the Corporation may treat the registered owner as the person exclusively entitled to vote, to receive notices and otherwise to exercise all the rights and powers of a shareholder.

Section 8.09 Transfer of Shares. Transfer of shares of the Corporation shall be made only in the stock transfer books of the Corporation by the holder of record thereof or by his or her legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney therein authorized by power of attorney duly executed and filed with the secretary of the Corporation and on surrender for cancellation of the certificate for such shares. The person in whose name the shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes by the stock transfer books shall be in the possession of the secretary or transfer agent or clerk of the Corporation.

Section 8.10 Transfer Agent and Registrar. By resolution of the board of directors, the Corporation may from time to time appoint a transfer agent, and, if desired, a registrar, who will perform his or her duties in accordance with the terms and conditions the board of directors deems advisable; provided, however, that until and unless the board of directors appoints some other person, firm or Corporation as its transfer agent, the secretary of the Corporation shall act as transfer agent without the necessity of any formal action of the board of directors and he or she shall perform all of the duties thereof:

                                   ARTICLE IX
                                 INDEMNIFICATION

Section 9.01 Indemnification.

          (A) No officer or director shall be personally liable for any obligations of the Corporation or for any duties or obligation of the Corporation or for any duties or obligations arising out of any actions or conduct of such officer or director performed for or on behalf of the Corporation.

          (B) The Corporation shall and does hereby indemnify and hold harmless each person and his or her heirs and administrators who shall serve at any time hereafter as a director or officer of the Corporation from and against any and all claims, judgments and liabilities to which such person shall become subject by reason of his or her having heretofore or hereafter been a director or officer of the Corporation or by reason of any action alleged to have heretofore or hereafter been taken or admitted to have been taken by him or her as such director or officer, and shall reimburse each such person for all legal and other expenses reasonably incurred by him or her in connection with any such claim or liability, including power to defend such person from all suits or claims as provided for under the laws of the State of Nevada; provided, however, that no such person shall be indemnified against, or be reimbursed for, any expense incurred in connection with any claim or liability arising out of his or her negligence or willful misconduct. The rights accruing to any person under the foregoing provisions of this section shall not exclude any other right to which he or she may lawfully be entitled, nor shall anything herein contained restrict the right of the Corporation to indemnify or reimburse such person in any proper case, even though not specifically herein provided. The Corporation, its directors, officers, employees and agents shall be fully protected in taking any action or making any payment in reliance upon the advice of counsel.

Section 9.02 Other Indemnification. The indemnification herein provided shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any Bylaw, agreement, vote of shareholders, or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the heirs, executors and administrators of such person.

Section 9.03 Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation or is or who was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against liability under the provisions of this section or of the laws of the State of Nevada.

Section 9.04 Settlement by Corporation. The right of any person to be indemnified shall be subject always to the right of the Corporation by its board of directors, in lieu of such indemnity, to settle any claim, action, suit or proceeding at the expense of the Corporation by the payment of the amount of such settlement and the cost and expense incurred in connection therewith.


                                    ARTICLE X
                               GENERAL PROVISIONS

Section 10.01 Dividends and Reserves.

               (A) Subject to statute, the Articles of Incorporation and these Bylaws, dividends may be declared by the board of directors at any regular or special meeting and may be paid in cash, in property, or in shares of the Corporation. The declaration and payment shall be at the discretion of the board of directors.

               (B) By resolution, the board of directors may create such reserve or reserves out of the earned surplus of the Corporation as the directors from time to time, in their discretion, think proper to provide for contingencies, or to equalize dividends, or to repair or maintain any property of the Corporation, or for any other purpose they think beneficial to the Corporation. The directors may modify or abolish any such reserve in the manner in which it was created.

Section 10.02 Books and Records. The Corporation shall keep correct and complete books and records of account, shall keep minutes of the proceedings of its shareholders and board of directors, and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of shares held by each.

Section 10.03 Annual Statement. The board of directors shall mail to each shareholder of record, at least ten days before each annual meeting a full and clear statement of the business and condition of the Corporation, including a reasonably detailed balance sheet, income statement, surplus statement, and statement of changes in financial position, for the last fiscal year and for the prior fiscal year, all prepared in conformity with generally accepted accounting principals applied on a consistent basis.

Section 10.04 Checks and Notes. Checks, demands for money and notes of the Corporation shall be signed by officer(s) or other person(s) designated from time to time by the board of directors.

Section 10.05 Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the board of directors.

Section 10.06 Seal. The corporate seal of the Corporation (of which there may be one or more exemplars) shall contain the name of the Corporation and the name of the state of incorporation. The seal may be used by impressing it or reproducing a facsimile of it, or otherwise.

Section 10.07 Amendment of Bylaws.

               (A) These Bylaws may be altered, amended or repealed at any meeting of the board of directors at which a quorum is present, by the affirmative vote of a majority of the directors present at such meeting, provided notice of the proposed alteration, amendment, or repeal is contained in the notice of the meeting.

               (B) These Bylaws may also be altered, amended or repealed at any meeting of the shareholders at which a quorum is present or represented, by the affirmative vote of the holders of a majority of the shares present or represented at the meeting and entitled to vote thereat, provided notice of the proposed alteration, amendment or repeal is contained in the notice of the meeting.

Section 10.08 Construction. Whenever the context so requires, the masculine shall include the feminine and neuter, and the singular shall include the plural, and conversely. If any portion of these Bylaws shall be invalid or inoperative, then, so far as is reasonable and possible: (a) the remainder of these Bylaws shall be considered valid and operative and (b) effect shall be given to the intent manifested by the portion held invalid or inoperative.

Section 10.09 Table of Contents; Headings. The table of contents and headings are for organization, convenience and clarity. In interpreting these Bylaws, they shall be subordinated in importance to the other written material.

Section 10.10 Relation to Articles of Incorporation. These Bylaws are subject to and governed by the Articles of Incorporation.

Adopted by the directors on this day of October, 1999.



                                            /s/  Joel R Shine
                                            ---------------------------------
                                            Joel R Shine, Secretary